As filed with the Securities and Exchange Commission on November 14, 2008
Registration No.333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

American States Water Company
(Exact Name of Registrant as Specified in Its Charter)

___________________

California	95-4676679
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

630 East Foothill Boulevard
San Dimas, CA 91773
(909) 394-3600
(Address, Including Zip Code, of Principal Executive Offices)

___________________

American States Water Company
2008 Stock Incentive Plan
(Full Title of the Plan)
___________________

     Robert J. Sprowls
Executive Vice President
American States Water Company
630 East Foothill Boulevard
San Dimas, CA 91773
(909) 394-3600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

     C. James Levin, Esq.
O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount Of
Securities	To be	Price	Offering	Registration
To Be Registered	Registered	Per Share	Price	Fee
Common Shares,
No par value	1,230,000(1) shares	$33.425(2)	$41,112,750(2)	$1,615.73(2)

(1)

This Registration Statement covers, in addition to the number of shares of American States Water Company, a California corporation (the “Company” or the “Registrant”), common shares, no par value (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the American States Water Company 2008 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 10, 2008, as quoted on the New York Stock Exchange composite tape and published on www.online.wsj.com.

The Exhibit Index for this Registration Statement is at page II-2.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007, filed with the Commission on March 14, 2008 (Commission File No. 001-14431);

(b)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2008, June 30, 2008, and September 30, 2008 filed with the Commission on May 9, 2008 August 8, 2008 and November 7, 2008, respectively. (Commission File No. 001-14431);

(c)

The Company’s Current Reports on Form 8-K, filed with the Commission on January 4, 2008, January 31, 2008, March 31, 2008, May 2, 2008, May 23, 2008, August 4, 2008, August 26, 2008, August 28, 2008, September 22, 2008, November 4, 2008 and November 5, 2008. (Commission File No. 001-14431); and

(d)

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 20, 1998 (Commission File No. 001-14431), and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

     Article V of the Company’s Amended Articles of Incorporation authorizes the Company to provide indemnification of directors, officers, employees and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code.

     Article VI of the Company’s Bylaws contains provisions implementing the authority granted in Article V of the Company’s Amended Articles of Incorporation. The Bylaws provide for the indemnification of any director or officer of the Company, or any person acting at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including a Company-sponsored employee benefit plan, for any threatened, pending or completed action or proceeding to the fullest extent permitted by California law and the Company’s Amended Articles of Incorporation, provided that the Company is not liable to indemnify any director or officer or to make any advances to the director or officer (i) as to which the Company is prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the Company’s consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by the Company otherwise than pursuant to the Company’s Bylaws, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law. Indemnification covers all expenses, liabilities and losses including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement.

     The Company has purchased directors and officers insurance policies to provide protection against certain liabilities of the directors and officers. The Company has also entered into written agreements with each of its directors and officers incorporating the indemnification provisions of its Bylaws.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     See the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on November 14, 2008.

American States Water Company,
a California corporation

By:	/s/ Floyd E. Wicks
Floyd E. Wicks
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert J. Sprowls and Eva G. Tang, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd E. Wicks	Director, President and Chief	November 14, 2008
Floyd E. Wicks	Executive Officer
(Principal Executive Officer)

/s/ Eva G. Tang	Senior Vice President-Finance,	November 14, 2008
Eva G. Tang	Chief Financial Officer,
Corporate Secretary and
Treasurer
(Principal Financial and
Accounting Officer)

Signature	Title	Date

/s/ Lloyd E. Ross	Chairman of the Board and	November 14, 2008
Lloyd E. Ross	Director

/s/ James L. Anderson	Director	November 14, 2008
James L. Anderson

/s/ Diana M. Bontá	Director	November 14, 2008
Diana M. Bontá

/s/ N.P. Dodge, Jr.	Director	November 14, 2008
N. P. Dodge, Jr.

/s/ Anne M. Holloway	Director	November 14, 2008
Anne M. Holloway

/s/ Robert F. Kathol	Director	November 14, 2008
Robert F. Kathol

/s/ Gary F. King	Director	November 14, 2008
Gary F. King

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1

American States Water Company 2008 Stock Incentive Plan. (Filed as Attachment I to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on April 4, 2008 (Commission File No. 001-14431) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.01	Consent of PricewaterhouseCoopers LLP.

23.02	Consent of PricewaterhouseCoopers LLP.

23.03	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).